As filed with the Securities and Exchange Commission on October ___, 1999

                               File No. 811-04611


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-2
         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                                Amendment No. 32

                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

                                Gateway Center 3
                               100 Mulberry Street
                            Newark, New Jersey 07102

       Registrant's Telephone Number, including Area Code: (800) 451-6788

                             Sander M. Bieber, Esq.
                             Dechert Price & Rhoads
                              1775 Eye Street, N.W.
                              Washington, DC 20006
                                  (202)261-3308
                     (Name and Address of Agent for Service)

                                     Part C



         Registrant's Amended and Restated By-Laws, as adopted by Registrant's Board of Directors by unanimous written consent effective August 27, 1999 are filed herewith as Exhibit 2(b)(4).

         Registrant's Amended and Restated Advisory Agreement, dated September 9, 1999, as adopted by Registrant's Board of Directors on September 9, 1999, is filed herewith as Exhibit 2(g)(4).

         Power of Attorney previously filed as Exhibit 2(s)(1) to Amendment No. 30 of Registrant's Registration Statement under the Investment Company Act of 1940, as filed with the Commission August 19, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 32 to its Registration Statement under the Investment Company Act of 1940 to be signed on its behalf by the undersigned thereunto duly authorized, in the District of Columbia, on the ___ day of October, 1999.






                                     THE FIRST AUSTRALIA PRIME INCOME FUND, INC.
                                                         Brian M. Sherman
                                                         President*


                                                       By: \s\  Allan S. Mostoff
                                                           ---------------------
                                                                Allan S. Mostoff
                                                             As Attorney-in-Fact


 ------------------
 * Pursuant to Power of Attorney previously filed.

                                  EXHIBIT INDEX


Exhibit No.                              Description

2(b)(4)                                  Amended and Restated By-Laws
2(g)(4)                                  Amended and Restated Advisory Agreement